UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2018 (May 11, 2018)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the annual meeting of shareholders of WEX Inc. (the "Company") held on May 11, 2018, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2021 annual meeting of shareholders.

John E. Bachman
For: 38,771,727
Against: 1,052,327
Abstain: 48,757
Broker Non-Votes: 975,923

Regina O. Sommer
For: 39,367,170
Against: 461,122
Abstain: 44,519
Broker Non-Votes: 975,923

Jack VanWoerkom
For: 37,536,468
Against: 2,291,402
Abstain: 44,941
Broker Non-Votes: 975,923

Following the 2018 annual meeting, Shikhar Ghosh, James Neary, Kirk Pond and Melissa D. Smith, having terms expiring in 2019, and Michael D. Dubyak and Rowland T. Moriarty, having terms expiring in 2020, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 22,751,821
Against: 17,079,294
Abstain: 41,696
Broker Non-Votes: 975,923

3. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018 was ratified.

For: 40,380,629
Against: 427,669
Abstain: 40,436

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	May 15, 2018	By:	/s/ Roberto Simon
Roberto Simon
Chief Financial Officer
(Principal accounting and financial officer)